EXHIBIT 3.1 - RESTATED ARTICLES OF INCORPORATION



                                   RESTATED
                     ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF
                             ZURN INDUSTRIES, INC.
                         A Stock Business Corporation


      FIRST:     The name of the Corporation is Zurn Industries, Inc.

      SECOND:    The address of this Corporation's current registered office in this Commonwealth is One Zurn Place, Erie, Erie County, Pennsylvania 16512.

      THIRD:     The purpose or purposes of the Corporation are:  to buy,
manufacture, sell, distribute, exchange, trade, and otherwise deal in, articles of commerce, and further the Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

      FOURTH:    The term of its existence is perpetual.

      FIFTH:     The Corporation is incorporated under the provisions of the
Act of General Assembly of April 29, 1874.

      SIXTH:     The authorized capital of the Corporation is $55,000,000
divided into 5,000,000 shares of Preferred Stock having a par value of $1.00 per share, of which 150,000 shares were established as "$1.00 Cumulative Convertible Preferred Stock" and 3,000,000 shares were established as "Second Series Junior Participating Preferred Stock", and 100,000,000 shares of Common Stock having a par value of $.50 per share.

            I. Series of Preferred Stock, known as "$1.00 Cumulative Convertible Preferred Stock," (consisting originally of 150,000 shares, hereinafter referred to as "$1.00 Preferred Stock").

                 (A) The holders of the $1.00 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation which by law are available for the payment of dividends, cash dividends at, but not exceeding, the rate of $1.00 per share per annum, payable quarter-annually on the first day of January, April, July, and October in each year. Such cash dividends shall accrue from February 1, 1969, and shall be cumulative. No dividends shall be paid, or declared and set apart for payment, with respect to shares of the Common Stock, and no assets available for the payment of dividends shall be paid or set aside for the purchase of shares of the Common Stock, until all current and accrued and unpaid dividends on the $1.00 Preferred Stock have been fully paid or declared and set apart for payment.


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                 (B)          The $1.00 Preferred Stock may be redeemed in
whole or in part by the Corporation at any time on or after January 1, 1974. The sums payable upon redemption (in addition to accrued and unpaid dividends up to and including the date fixed for redemption) shall be $40.00 per share. If less than all of the outstanding shares of the $1.00 Preferred Stock are to be redeemed, the shares so redeemed shall be chosen by lot or pro rata in share manner as the Board of Directors may determine; provided, however, that if full cumulative dividends shall not have been paid, or declared and set aside for payment, for all quarterly dividend periods preceding the current dividend period, the Corporation shall not call for redemption less than all of the then outstanding shares of the $1.00 Preferred Stock.

                 Not less than 45 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place thereof shall be given by mail to the holders of record of the shares of the $1.00 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice nor any default therein or in the mailing thereof shall affect the validity of the redemption except as to the holder to whom said Corporation has failed to mail said notice or to whom the notice was defective.

                 From and after the date fixed in such notice as the date of redemption, all dividends upon the shares of the $1.00 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate, except the right to receive payment of the redemption price, but without interest.

                 (C) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, there shall be paid to the holders of the $1.00 Preferred Stock the amount of $40.00 per share before any distribution shall be made to the holders of the Common Stock of the Corporation. In the event the amounts thus distributable among the holders of the $1.00 Preferred Stock shall be insufficient to permit the payment in full to the holders of the $1.00 Preferred Stock of such preferential amounts, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the $1.00 Preferred Stock according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of such amounts. After payment in full of said preferential amounts to the holders of the $1.00 Preferred Stock, said holders shall not be entitled to share in the distribution of the remaining assets of the Corporation.

                 (D) The $1.00 Preferred Stock shall be convertible at the option of the respective holders thereof into shares of the Common
Stock of the Corporation at a conversion rate (subject to adjustment as hereinafter provided) hereinafter provided) of one (1) share of Common Stock for each share of the $1.00 Preferred Stock; provided, however, that as to any share of the $1.00 Preferred Stock called for redemption, the right of conversion shall terminate at the close of business on the fifth day preceding the date fixed for redemption.



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                 Any holder of the $1.00 Preferred Stock electing to convert shall deposit the certificates representing the shares to be converted together with a written request for conversion, with the Corporation. The conversion right shall be deemed to have been exercised at the date on which certificates shall have been so deposited and such person shall be treated for all purposes as the record holder of the Common Stock on said date. The Corporation shall not be required in connection with any such conversion to issue a fraction of a share of its Common Stock, but, in lieu of any faction of a share of Common Stock to which the person exercising such conversion right shall be entitled, the Corporation may make a cash payment equal to such fraction multiplied by the market price of the Common Stock on the date such shares of the $1.00 Preferred Stock are deposited for conversion. For the purpose of computing such payment to be made in lieu of fractional shares, the market price of the Common Stock on such date shall be the closing price on the New York Stock Exchange.

                 As soon as practicable after the date of conversion of any shares of the $1.00 Preferred Stock into Common Stock, the Corporation shall deliver to the person entitled thereto certificates representing shares of the Common Stock and the cash, if any, to which such person shall be entitled on such conversion. The Corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issue of shares of the Common Stock) that may be imposed or required by law upon such conversion of shares of the $1.00 Preferred Stock into shares of the Common Stock.

                 In the event that at any time while shares of the $1.00 Preferred Stock are outstanding the Corporation shall issue any additional shares of the Common Stock as a result of any stock dividend, stock split, or any subdivision or reclassification of shares of the outstanding Common Stock, then, in any of such events, the conversion rate in effect hereunder shall be adjusted to appropriately reflect such changes in capitalization. No adjustment shall be made, however, upon conversion of the $1.00 Preferred Stock for accrued and unpaid dividends thereon or for declared and unpaid dividends upon the Common Stock issuable upon such conversion.

                 (E) So long as any shares of the $1.00 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the $1.00 Preferred Stock then outstanding, in any manner:

                        (1) increase the number of shares comprising the series of $1.00 Preferred Stock;

                        (2) issue any other series of Preferred Stock, or create any other class of stock, ranking prior to or equal to the $1.00 Preferred Stock either as to dividends or distribution of assets in liquidation; or



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                        (3)     change the preferences, powers, rights or
                                limitations with respect to the $1.00
                                Preferred Stock in any manner prejudicial to the holders thereof.

            II. Series of Preferred Stock, known as "Second Series Junior Participating Preferred Stock".

                  (A) Designation and Amount. The shares of such series shall be designated as "Second Series Junior Participating Preferred Stock" (the "Series Two Preferred Stock") and the number of shares constituting such series shall be 3,000,000.

                  (B)   Dividends and Distributions.

                        (1) Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series Two Preferred Stock with respect to dividends, the holders of shares of Series Two Preferred Stock, in preference to the holders of Common Stock, par value $.50 per share, of the Corporation (the "Common Stock") and of any junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Two Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.20 or (b) subject to the provision for adjustment hereinafter set forth, twice the aggregate per share amount of all cash dividends, and twice the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Two Preferred Stock. In the event the Corporation shall at any time after May 29, 1986 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series Two Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        (2) The Corporation shall declare a dividend or distribution on the Series Two Preferred Stock as provided in paragraph (1) of this Subarticle II(B) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares

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of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.20 per share on the Series Two Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further that nothing contained in this paragraph (2) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Articles of the Corporation.

                        (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series Two Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Two Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Two Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Two Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series Two Preferred Stock entitled to receive payment of a dividend or distribution declared thereon.

                  (C) Voting Rights. The holders of shares of Series Two Preferred Stock shall have only such voting rights as are required by law or as are provided in the Articles of the Corporation.

                  (D)   Certain Restrictions.

                        (1) Whenever quarterly dividends or other dividends or distributions payable on the Series Two Preferred Stock as provided in Subarticle II are in arrears, thereafter and until all accrued and unpaid dividends and distribution, whether or not declared, on shares of Series Two Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock;




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                        (b)     declare or pay dividends on or make any other
                                distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Two Preferred Stock, except dividends paid ratably on the Series Two Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Two Preferred Stock; or

                        (d)     purchase or otherwise acquire for
                                consideration any shares of Series Two
                                Preferred Stock, or any shares of stock
                                ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                                up) with the Series Two Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                        (2)     The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Subarticle (D), purchase or otherwise acquire such shares at such time and in such manner.

                  (E) Redemption. The Corporation may, at the option of the Board of Directors and in accordance with the Articles of the Corporation, redeem the whole or any part of the Series Two Preferred Stock at any time or from time to time at a redemption price equal to the greater of (a) $260 per

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share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date set for payment, or (b) subject to the provision for adjustment hereinafter set forth, twice the current market price (as hereinafter defined) per share of Common stock on the date notice of redemption is first mailed to the holders of the Series Two Preferred Stock. In the event the Corporation shall at any time after May 29, 1986 (i) declare any dividend on Common stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series Two Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  For purposes of this Section, "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the Corporation of (i) a dividend or distribution in Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) any subdivision, combination or reclassification of Common Stock, and prior to the expiration of the 30 Trading Day period after the ex-divided dated for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asking prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares

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of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement mailed to the holders of the Series Two Preferred Stock with the notice of redemption.

                  (F) Reacquired Shares. Any shares of Series Two Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Except as otherwise required by the Articles of the Corporation, all such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (G)   Liquidation, Dissolution or Winding Up.

                        (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock unless, prior thereto, the holders of shares of Series Two Preferred Stock shall have received $2 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series Two Liquidation Preference"). Following the payment of the full amount of the Series Two Liquidation Preferences, no additional distributions shall be made to the holders of shares of Series Two Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series Two Liquidation Preference by (ii) two (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series Two Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series Two Preferred Stock and Common Stock, respectively, holders of Series Two Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                        (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series Two Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series Two Preferred Stock, then all such available assets shall be distributed ratably to the holders of the Series Two Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the

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event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

                        (3) In the event the Corporation shall at any time after May 29, 1986 (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (H) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Two Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to twice the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series Two Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (I) Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Series Two Preferred Stock in integral multiples of one-half of a share of Series Two Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series Two Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series Two Preferred Stock. In the event that fractional shares of Series Two Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series Two Preferred Stock in the proportion which such fraction bears to a full share.




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                  (J)   Ranking.  The Series Two Preferred Stock shall rank
junior to all other series of the Corporation's preferred stock outstanding at any time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  (K) Amendment. The Articles, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Two Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series Two Preferred Stock, voting together as a single class.

            III.  Preferred stock (for which no series has been established.

                  (A) The Board of Directors shall have authority, by resolution, to divide Preferred Stock into series and whether or not so divided, may, to the extent authorized by law, fix and determine the relative rights and preferences of any series so established, and change redeemed or reacquired shares of series thereof into shares of another series and to otherwise fix and determine any or all of the following terms:

                        (1) the distinctive serial designation of such series;

                        (2) the annual divided rate for such series, and the date from which such dividends shall commence to accrue;

                        (3) the redemption price or prices for such series and the terms and conditions on which shares of such series may be redeemed;

                        (4) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

                        (5) the amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Corporation;

                        (6) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted; and

                        (7) such other terms, limitations and relative rights and preferences, if any, of such series as the Board of Directors may at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

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            The Board of Directors is hereby expressly authorized to fix the number of shares which shall constitute any series of Preferred Stock, which number may at any time or from time to time be increased or decreased, but not below the number of shares thereof then outstanding.

            IV.   Common Stock

                  The holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of surplus legally available therefor, provided, however, that no dividends shall be declared or paid nor any distribution made on the Common Stock so long as any of the Preferred Stock remains outstanding unless all accumulated dividends on the Preferred Stock and the dividends for the current quarter-annual dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

            V.    Voting Rights

                  (A) In all elections of directors and in respect to all other matters as to which the vote or consent of shareholders of the corporation shall be required to be taken, the holders of Preferred Stock and Common Stock shall each be entitled to one vote for each share of such stock held by them respectively, voting together with the Common Stock and not as a separate class, provided that holders of Preferred Stock shall be entitled to vote as a class as required by law.

                  (B) Unless otherwise provided in a resolution of the Board of Directors establishing any particular series, the number of authorized shares of Preferred stock or Common Stock may be increased solely by the affirmative vote of the combined outstanding shares of both the Preferred and Common stocks voting together, and not voting respectively as a class, or solely by action of the Board of Directors if permitted by law at the time such vote is taken.

                  (C) No holder of the series designated $1.00 Cumulative Convertible Preferred Stock, Series Two Preferred Stock, Preferred Stock for which no series has been established, or Common Stock of the Corporation shall have the right in any election of Directors or otherwise to multiply the number of votes to which he/she may be entitled by the total number of directors to be elected in the same election, either by the holders of the class or classes of shares of which his/her shares are a part or together with all classes, and to cast the whole number of such shares for one candidate or to distribute them among two or more candidates, it being the intent in this Subarticle V that shareholders of the Corporation shall not have cumulative voting rights upon any matters that may be submitted to their vote.

      SEVENTH:

            I. Except as set forth in Subarticle II of this Article SEVENTH, the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote shall be required for:


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                  (A)   any merger or consolidation to which the Corporation
or any of its subsidiaries and an Interested Person (as hereinafter defined) are parties;

                  (B) any sale or other disposition by the Corporation of all or any substantial part of its assets to an Interested Person;

                  (C) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or any substantial part of the assets of an Interested Person; and

                  (D) any other transaction with an Interested Person which requires the approval of the shareholders of the Corporation under the Pennsylvania Business Corporation Law, as in effect from time to time.

            II. The provisions of Subarticle I shall not be applicable to any transaction described therein if:

                  (A) the transaction has been approved by the Board of Directors prior to the time that a person, firm, corporation or other entity has become an Interested Person; or

                  (B) the transaction has been approved by the Board of Directors after the time a person, firm, corporation or other entity has become an Interested Person where both of the following conditions have been fulfilled:

                        (1) only Directors voting on the approval of the transaction were those who were Directors prior to such person, firm, corporation or other entity becoming an Interested Person; and

                        (2) in such transaction the cash, or fair market value of other consideration, as valued by the Board of Directors as of the date of its approval of the transaction, to be received by the shareholders of the Corporation is not less per share than the highest price per share (including brokerage commissions and/or soliciting dealers' fees) paid by the Interested Person for any of its stock in the Corporation from the time that the Interested Person had obtained a beneficial ownership in excess of five percent (5%) of the Corporation's voting stock.

            III. As used in this Article SEVENTH the term "Interested Person" shall mean any person, firm, corporation or other entity, or any group thereof acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm, corporation or other entity or group, which

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owns of record or beneficially, directly or indirectly, thirty percent (30%)
or more of any class of voting securities of the Corporation.

            IV. The Board of Directors of the Corporation shall have full power and authority to interpret, construe and apply the provisions of this Article SEVENTH.

            V. The affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote shall be required to amend, alter or repeal this Article SEVENTH.

            VI. For purposes of any vote required by this Article SEVENTH, and for purposes of defining an "Interested Person" in accordance with Subarticle III above, all classes of voting stock of the Corporation shall be considered as one class.

      EIGHTH:     To the fullest extent that the Laws of the Commonwealth of
Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action as a director. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while such provisions are in effect, and each director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article, or adoption of any other Article or Bylaw of the Corporation, which has the effect of increasing director liability shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in any election of directors, voting together as a single class. Any such Amendment or repeal, or other Article or Bylaw, shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.





















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